                                                                EXHIBIT 17(b)(4)

--------------------------------------------------------------------------------




                                PRESENTATION TO

                           THE SPECIAL COMMITTEE OF
                                      THE
                              BOARD OF DIRECTORS
                                      OF
                                    WONDER


                                JANUARY 4, 1996




_____________________________________________________________________________DLJ
                                                    DONALDSON, LUFKIN & JENRETTE

PROJECT WONDER                                                            DRAFT
--------------------------------------------------------------------------------




 TABLE OF CONTENTS

                                                                  EXHIBIT
     TRANSACTION SUMMARY........................................     1

     VALUATION ANALYSES.........................................     2

     PROFILE OF TOM.............................................     3

     PROFILE OF THE COMBINED COMPANY............................     4

Note: All projections and estimates of future events are strictly those of, and the following analyses are based upon financial and other information provided to DLJ by, Wonder, Tom and their respective managements.



_____________________________________________________________________________DLJ
                                                    DONALDSON, LUFKIN & JENRETTE

PROJECT WONDER                                                            DRAFT
--------------------------------------------------------------------------------





                              TRANSACTION SUMMARY




_____________________________________________________________________________DLJ
                                                    DONALDSON, LUFKIN & JENRETTE

PROJECT WONDER
--------------------------------------------------------------------------------


TRANSACTION OVERVIEW



     . Merge Tom with a wholly-owned subsidiary of Wonder

     . Tom's Class A shareholders receive $30 per share (aggregate consideration of $40.5 million) in Wonder Common Stock or cash, at their option

     . On account of all of his equity and voting interests in Tom, Trump receives aggregate consideration of $40.5 million in Wonder Common Stock equivalents

     . Tom's Class B shares are redeemed for $0.50 per share in cash (aggregate consideration of $0.4 million)

     . Trump receives warrants to purchase 600,000 shares of Wonder Common Stock at a $30.00 strike price (three-year term), 600,000 shares of Wonder Common Stock at a $35.00 strike price (four-year term) and 600,000 shares of Wonder Common Stock at a $40.00 strike price (five-year term)

     . Purchase land held by Trump Realty and remove First Fidelity contingent liability and receive releases with payment of $50 million in cash and 500,000 shares of Wonder Common Stock

     . Pay $10 million cash to BT on behalf of Trump for consent and releases by BT

     . Refinance Tom Mortgage Bonds with $750 million First Mortgage Note offering

     . Raise $100 million in Wonder public equity offering

     . Trump management fee at Tom eliminated



_____________________________________________________________________________DLJ
                                                    DONALDSON, LUFKIN & JENRETTE

PROJECT WONDER
--------------------------------------------------------------------------------



SOURCES AND USES
($ in millions)

          SOURCES OF FUNDS                               USES OF FUNDS
          --------------------------------------------   ---------------------------------------
          Cash Sources                                   Cash Uses
          ------------                                   ---------
          Excess Cash /(1)/                     $44.2    Payment to First Fidelity        $50.0
          New First Mortgage Notes              750.0    Payment to BT                     10.0
          Additional Equity Issued to Public    100.0    Retire First Mortgage Bonds      793.8
                                                -----
                                                         Purchase Class B Shares            0.4
                                                         Transaction Fees and Expenses     40.0
                                                                                           ----
           Total Cash Sources                   894.2     Total Cash Uses                 894.2

          Non-Cash Sources                               Non-Cash Uses
          ----------------                               -------------
          Equity Issued to Taj Class A /(2)/     40.5    Purchase Class A and C Shares     81.0
          Equity Issued to Taj Class C           40.5    Equity to First Fidelity /(3)/    10.0
                                                                                           ----
          Equity to First Fidelity               10.0
                                                 ----
           Total Sources                       $985.2     Total Uses                     $985.2
                                                =====                                     =====

________________________________________

(1) Although Tom will have $55.0 million of excess cash, only $44 million will be used in the Acquisition in order to provide a working capital cushion.
(2)  Assumes Class A shareholders will receive Wonder stock in the Acquisition.
(3)  Assumes $20.00 Wonder stock price.



_____________________________________________________________________________DLJ
                                                    DONALDSON, LUFKIN & JENRETTE

PROJECT WONDER
--------------------------------------------------------------------------------



ADDITIONAL POTENTIAL USES

     .  Trump Indiana additional capital expenditures
        - $25 million required to fund permanent facility /(1)/

     .  Refinance Natwest loan
        - $44.9 million aggregate principal amount

     .  Exercise Trump Plaza East option
        - Current exercise price of $28 million

     .  Fund Tom expansion









__________________________________________

(1)  Assumes $10 million of gaming equipment financing available.



_____________________________________________________________________________DLJ
                                                    DONALDSON, LUFKIN & JENRETTE

PROJECT WONDER
--------------------------------------------------------------------------------



OWNERSHIP SUMMARY /(1)/

                                                                                                      POST
                                                                                                 ACQUISITION /(2)/
                                                                                    POST            & EQUITY
                                                                              ACQUISITION/(2)/     OFFERING &
                                    PRE-ACQUISITION             POST              & EQUITY           TRUMP
                               ------------------------
                                  WONDER        TOM       ACQUISITION /(2)/       OFFERING          WARRANTS
                               ------------ ----------- -------------------- ------------------ -------------------
Trump..........................    39.8%        50.0%          40.7%                33.0%            37.7%
Class A........................     -           50.0%           9.5%                 7.7%             7.1%
Public.........................    60.2%        -              47.5%                57.4%            53.4%
First Fidelity.................     -           -               2.3%                 1.9%             1.8%
                                  -----        -----            ----                 ----             ----

Total..........................   100.0%       100.0%         100.0%               100.0%           100.0%






________________________________________

(1)  Assumes $20.00 Wonder stock price and $100mm primary equity offering.
(2)  Assumes Tom's Class A shareholders receive Wonder stock.



_____________________________________________________________________________DLJ
                                                    DONALDSON, LUFKIN & JENRETTE

PROJECT WONDER
--------------------------------------------------------------------------------


CAPITALIZATION SUMMARY
($ in millions)

                                                                                                PRO
                                                             ESTIMATED AT 12/31/95             FORMA       % OF TOTAL
                                                          ---------------------------
                                                             WONDER           TOM             COMBINED   CAPITALIZATION
                                                          -----------    ------------       ----------  ----------------
          Excess Cash....................................    $15.1           $55.0              $26.0          --
          Cage/Restricted Cash...........................     12.0            25.0               37.0          --
                                                              ----            ----               ----          ==
          Total Cash.....................................    $27.2           $80.0              $63.0          --
                                                             =====           =====              =====          ==
          Long-Term Debt:
           Tom NatWest Loan..............................     $0.0           $44.9              $44.9         3.1%
           Tom 11.35% First Mortgage Bonds...............      0.0           793.8/(1)/           0.0         0.0
           Wonder 10.88% First Mortgage Bonds............    330.0             0.0              330.0        22.8

           Wonder 15.50% Senior Secured Notes............    155.0             0.0              155.0        10.7

           New First Mortgage Notes......................      0.0             0.0              750.0        51.8
           Other Debt....................................     13.9             1.2               15.1         1.1
                                                             -----           -----            -------       -----
              Total Long-Term Debt.......................    499.0           839.9            1,295.0        89.5
          Equity.........................................     49.2           (84.6)/(2)/        152.7        10.5
                                                              ----           -----              -----        ----
          Total Capitalization...........................   $548.2          $755.3           $1,447.8       100.0%
                                                            ======          ======           ========
          Contingent Liabilities
           First Fidelity................................     $0.0           $30.0/(3)/         $0.0          --

____________________________

(1)  Includes accrued PIK interest through March 31, 1996.
(2)  Gives effect to loss associated with redemption of First Mortgage Bonds.
(3) Currently booked on Tom's balance sheet at $17 million which represents the present value of the obligation.



_____________________________________________________________________________DLJ
                                                    DONALDSON, LUFKIN & JENRETTE

PROJECT WONDER
--------------------------------------------------------------------------------

PURCHASE PRICE SUMMARY
($ in millions)

                                                       EXCLUDING        INCLUDING
                                                         FEES             FEES
                                                       ---------        ---------
          Purchase Equity..............................  $81.4           $81.4
          Assumed Value of Warrants to Trump/(1)/ .....    7.4             7.4
                                                           ---             ---
            Equity Purchase Price......................   88.8            88.8
          Payment to First Fidelity:
            Cash.......................................   50.0            50.0
            Equity/(2)/................................   10.0            10.0
          Payment to BT................................   10.0            10.0
          Retire Old First Mortgage Bonds/(3)/.........  793.8           793.8
          Assume NatWest Loan..........................   44.9            44.9
          Transaction Fees and Expenses................    0.0            40.0
          Less: Excess Cash on Hand....................  (55.0)          (55.0)
                                                         ------          ------
             Enterprise Value.......................... $942.5          $982.5
                                                         =====           =====

____________________

(1) Black-Scholes analysis used to value Trump warrants. Assumed volatility of 35%.
(2)  Assumes $20.00 Wonder stock price.
(3)  Includes accrued PIK interest through March 31, 1996.


_____________________________________________________________________________DLJ
                                                    DONALDSON, LUFKIN & JENRETTE

SUMMARY PURCHASES PRICE MULTIPLES
($ in millions)


                                                                     PURCHASE PRICE                    PURCHASE PRICE
                                                                        MULTIPLES                        MULTIPLES
                            TOM FINANCIAL RESULTS                     INCLUDING FEES                   EXCLUDING FEES
                          ----------------------------------  --------------------------------  -------------------------------
                            EXCLUDING         INCLUDING         EXCLUDING       INCLUDING         EXCLUDING      INCLUDING
                            SYNERGIES       SYNERGIES/(1)/      SYNERGIES       SYNERGIES/(1)/    SYNERGIES      SYNERGIES/(1)/
                          --------------  ------------------  ---------------  ---------------- --------------- ---------------
1995 ESTIMATED
--------------
  Revenues................  $559.6            $559.6               1.8x            1.8x              1.7x           1.7x
  EBITDA..................   138.2             156.5               7.1             6.3               6.8            6.0
  EBIT....................    94.3             112.6              10.4             8.7              10.0            8.4
  Book Value..............    40.3               --                2.2             --                2.2             --

1996 BUDGET
-----------
  Revenues...............   $583.4            $583.4               1.7x            1.7x              1.6x           1.6x
  EBITDA.................    161.0             179.3               6.1             5.5               5.9            5.3
  EBIT...................    112.8             131.1               8.7             7.5               8.4            7.2
  Book Value.............      --                --                --              --                --             --

__________________

(1)  Assumes $18.3 million in synergies expected to be achieved in FY 1997.


_____________________________________________________________________________DLJ
                                                    DONALDSON, LUFKIN & JENRETTE

PROJECT WONDER
--------------------------------------------------------------------------------

STRATEGIC RATIONALE

     .  Creates one of the largest gaming companies in the United States

     .  Significant presence in growing Atlantic City market
        - Combined company will have approximately one-quarter of Atlantic City's hotel rooms, gaming space, slots and tables

     .  Alleviates Trump conflict-of-interest concerns

     .  $20.6 million in expected annual cost savings in FY 1998

     . Provides critical mass necessary to compete effectively for new gaming licenses

     .  Extends maturity of Tom long-term debt to allow for expansion plan


_____________________________________________________________________________DLJ
                                                    DONALDSON, LUFKIN & JENRETTE

PROJECT WONDER
--------------------------------------------------------------------------------




                             VALUATION ANALYSES



_____________________________________________________________________________DLJ
                                                    DONALDSON, LUFKIN & JENRETTE

PROJECT WONDER
--------------------------------------------------------------------------------


VALUATION RELATIVE TO PROPOSAL

     .  Methodologies

        -     Comparable companies analysis

        -     Comparable M&A transactions analysis

        -     Discounted cash flow analysis

        -     Contribution analysis





_____________________________________________________________________________DLJ
                                                    DONALDSON, LUFKIN & JENRETTE

PROJECT WONDER
--------------------------------------------------------------------------------

PUBLIC COMPANY COMPARABLE ANALYSIS
($ in millions)

                                             IMPLIED TOM MULTIPLES        IMPLIED TOM MULTIPLES
                                 TOM            INCLUDING FEES               EXCLUDING FEES           COMPARABLE COMPANY
                                           ---------------------------- --------------------------
                              FINANCIAL     EXCLUDING      INCLUDING     EXCLUDING   INCLUDING          MULTIPLES/1)/
                                                                                                  -----------------------

                              RESULTS/2)/   SYNERGIES    SYNERGIES/(3)/  SYNERGIES  SYNERGIES/3)/  LOW   AVERAGE  HIGH   BALLY ENT.
                            -------------  -----------  --------------- ------------------------- ----- -------- ------ ------------

ENTERPRISE VALUE/
 LTM Revenues...............     $559.6        1.8x            1.8x       1.7x         1.7x        0.8x   1.7x    2.6x     1.9x
 LTM EBITDA.................      138.2        7.1             6.3        6.8          6.0         4.5    7.4    11.2      7.1
 LTM EBIT...................       94.3       10.4             8.7       10.0          8.4         6.0   10.9    17.3     10.1
 1996P EBITDA...............      161.0        6.1             5.5        5.9          5.3         4.1    6.3     8.4      6.0


PRICE/
 1995P Net Income...........         NM         NM              NM         NM           NM         6.8x  21.7x   41.4x     23.3X
 1996P Net Income...........         NM         NM              NM         NM           NM         6.1   14.8    28.6      17.7
 Book Value.................       40.3        2.2              --        2.2           --         0.8    2.4     4.1       1.4

______________________________

(1) Comparable casino hotel companies includes Harrah's Entertainment, Bally Entertainment, Rio Hotels, Showboat, Aztar, Griffin Gaming, Hollywood Casinos, Mirage, MGM Grand and Stratosphere.
(2)  Tom LTM results represent estimated FY1995, excluding synergies.
(3)  Assumes $18.3 million in synergies expected to be achieved in FY 1997.


_____________________________________________________________________________DLJ
                                                    DONALDSON, LUFKIN & JENRETTE

PROJECT WONDER
--------------------------------------------------------------------------------


COMPARABLE MERGER AND ACQUISITIONS VALUATION ANALYSIS
($ in millions)

                                     IMPLIED TOM MULTIPLES      IMPLIED TOM MULTIPLES     AVERAGE          AVERAGE
                          TOM           INCLUDING FEES              EXCLUDING FEES         CASINO           SINGLE         ITT-
                                   --------------------------- --------------------------
                       FINANCIAL     EXCLUDING  INCLUDING       EXCLUDING   INCLUDING      RESORT         PROPERTY        CAESARS
                       RESULTS/(1)/  SYNERGIES  SYNERGIES/(2)/  SYNERGIES  SYNERGIES/(2)/ MULTIPLES/(3)/ MULTIPLES/(3)/  MULTIPLE
                      ------------- ---------- --------------- ---------- -------------- -------------- --------------- ---------
ENTERPRISE VALUE/
 LTM Revenues           $559.6         1.8x        1.8x            1.7x       1.7x           1.6x           1.4x            1.8x
 LTM EBITDA              138.2         7.1         6.3             6.8        6.0            8.7            8.4             9.1
 LTM EBIT                 94.3        10.4         8.7            10.0        8.4           12.2           11.0            13.5

EQUITY VALUE/
 1995P Net Income           NM          NM          NM              NM         NM             --             --            23.3x
 Book Value               40.3         2.2          --             2.2         --             --             --             2.9

____________________

(1)  Tom LTM results represent estimated FY 1995, excluding synergies.
(2)  Assumes $18.3 million in synergies expected to be achieved in FY
(3)  Average excludes high and low.

_____________________________________________________________________________DLJ
                                                    DONALDSON, LUFKIN & JENRETTE

PROJECT WONDER
--------------------------------------------------------------------------------

DISCOUNTED CASH FLOW VALUATION
($ in millions)

ENTERPRISE VALUES WITH TOM EXPANSION
------------------------------------

                                                          WEIGHTED AVERAGE COST OF CAPITAL
                                     --------------------------------------------------------------------------------
                                          8.0%         9.0%         10.0%         11.0%         12.0%        13.0%
                                     ------------ ------------ -------------  ------------  -----------  ------------
                             5.0X      $1,417.0     $1,357.5      $1,301.0      $1,247.5      $1,196.8      $1,148.6
TERMINAL                     6.0        1,636.0      1,566.6       1,500.9       1,438.5       1,379.4       1,323.3
EBITDA                       7.0        1,855.1      1,775.8       1,700.7       1,629.5       1,562.0       1,497.9
MULTIPLE                     8.0        2,074.1      1,985.0       1,900.5       1,820.5       1,744.6       1,672.6
                             9.0        2,293.1      2,194.1       2,100.4       2,011.5       1,927.2       1,847.3
                            10.0        2,512.2      2,403.3       2,300.2       2,202.5       2,109.9       2,022.0

_____________________________________________________________________________DLJ
                                                    DONALDSON, LUFKIN & JENRETTE

PROJECT WONDER
--------------------------------------------------------------------------------


DISCOUNTED CASH FLOW VALUATION (CONT'D)
($ in millions)


ENTERPRISE VALUES WITHOUT TOM EXPANSION
---------------------------------------

                                                          WEIGHTED AVERAGE COST OF CAPITAL
                                     -------------------------------------------------------------------------
                                         8.0%          9.0%       10.0%       11.0%       12.0%       13.0%
                                     ------------  -----------  ---------  ----------  -----------  ----------
                             5.0X      $1,148.5      $1,104.0   $1,061.8    $1,021.6      $983.5      $947.2
TERMINAL                     6.0        1,298.3       1,247.0    1,198.4     1,152.2     1,108.4     1,066.7
EBITDA                       7.0        1,448.0       1,390.0    1,335.0     1,282.8     1,233.2     1,186.1
MULTIPLE                     8.0        1,597.8       1,533.0    1,471.6     1,413.4     1,358.1     1,305.5
                             9.0        1,747.5       1,676.1    1,608.3     1,544.0     1,482.9     1,424.9
                            10.0        1,897.3       1,819.1    1,744.9     1,674.5     1,607.8     1,544.4

_____________________________________________________________________________DLJ
                                                    DONALDSON, LUFKIN & JENRETTE

PROJECT WONDER
--------------------------------------------------------------------------------

CONTRIBUTION ANALYSIS

RELATIVE ENTERPRISE VALUATION CONTRIBUTION:
          INCLUDING FEES                    EXCLUDING FEES
-------------------------------------  ----------------------------------------
Wonder...............46.7%             Wonder..............47.8%
Tom..................53.3%             Tom................52.2%


                                                                                  PROJECTED
                                                                  ----------------------------------------------
                                                                       1995              1996           1997
                                                                  -------------      ------------    -----------
                                  REVENUES:
                                    Wonder........................    37.3%             51.5%          54.2%
                                    Tom...........................    62.7%             48.5%          45.8%
                                  EBITDA:
                                    Wonder........................    34.4%             46.6%          49.0%
                                    Tom...........................    65.6%             53.4%          51.0%
                                  EBIT:
                                    Wonder........................    37.0%             50.2%          50.0%
                                    Tom...........................    63.0%             49.8%          50.0%
                                  NET INCOME:
                                    Wonder........................      NM                NM             NM
                                    Tom...........................      NM                NM             NM
                                  BOOK VALUE:
                                    Wonder........................    45.0%              --             --
                                    Tom...........................    55.0%              --             --

_____________________________________________________________________________DLJ
                                                    DONALDSON, LUFKIN & JENRETTE

PROJECT WONDER
--------------------------------------------------------------------------------


                                PROFILE OF TOM


_____________________________________________________________________________DLJ
                                                    DONALDSON, LUFKIN & JENRETTE

PROJECT WONDER
--------------------------------------------------------------------------------

TOM CORPORATE PROFILE


     .  Largest casino hotel facility in Atlantic City

     .  Since commencing operations in 1990:
        - #1 in total gaming revenue
        - #1 in table revenues
        - #1 in slot revenues

     . Top performer in the Atlantic City market in terms of Revenues and EBITDA

     .  First class hotel and entertainment facilities

     .  Expansion plan provides upside significant potential


_____________________________________________________________________________DLJ
                                                    DONALDSON, LUFKIN & JENRETTE

PROJECT WONDER
--------------------------------------------------------------------------------


TOM SUMMARY HISTORICAL FINANCIAL INFORMATION
($ in millions)

                                             FISCAL YEAR ENDED DECEMBER 31,           LTM
                                      -----------------------------------------
                                          1992          1993         1994/(1)/      10/31/95
                                      ------------  ------------  -------------  -------------
Net Revenues..........................  $469.8        $498.9       $517.2          $555.0
  Growth..............................     7.2%          6.2%         3.7%           --
EBITDA /(2)/..........................   107.0         124.1        120.1           139.7
  Margin..............................    22.8%         24.9%        23.2%           25.2%
EBIT..................................    68.0          84.5         76.6             --
  Margin..............................    14.5%         16.9%        14.8%            --
Cash Interest Expense.................     --            --            --            78.3
Total Interest Expense................     --            --            --           117.3
Capital Expenditures..................    12.1          16.8         23.0            25.3
Total Debt (Face).....................     --            --            --           826.1
Total Debt + Contingent Liabilities...     --            --            --           826.1

______________________________
(1)   Excludes non-recurring charges.
(2) EBITDA figures are after Trump Realty lease payments and Trump management fee.

____________________________________________________________________________ DLJ
                                                    DONALDSON, LUFKIN & JENRETTE

PROJECT WONDER
--------------------------------------------------------------------------------


TOM STAND-ALONE PROJECTED FINANCIAL SUMMARY/(1)/
($ in millions)

                                                   FISCAL YEAR ENDING DECEMBER 31,
                              ----------------------------------------------------------------------------
                                 1995PF        1996        1997         1998         1999          2000
                              -----------  -----------  -----------  -----------  -----------  -----------
Net Revenues:
    Current Property              $559.6       $583.4      $612.5       $646.2      $672.1        $702.3
    Expansion                        0.0          0.0        74.6         99.8       161.8         231.5
                                   -----        -----       -----        -----       -----         -----
      Total                        559.6        583.4       687.1        746.0       833.9         933.8
      Growth Rate                    8.2%         4.2%       17.8%         8.6%       11.8%         12.0%
EBITDA
    Current Property               138.2        161.0       175.4        194.9       205.0         220.0
    Expansion                        0.0          0.0        33.0         46.3        72.6         101.8
                                   -----        -----       -----        -----       -----         -----
      Total                        138.2        161.0       208.4        241.2       277.6         321.8
      Margin                        24.7%        27.6%       30.3%        32.3%       33.3%         34.5%
EBIT
    Current Property                94.3        112.8       140.1        161.3       169.7         182.9
    Expansion                        0.0          0.0        25.5         36.0        59.3          83.1
                                   -----        -----       -----        -----       -----         -----
      Total                         94.3        112.8       165.6        197.3       229.0         266.0
      Margin                        16.9%        19.3%       24.1%        26.5%       27.5%         28.5%
Capital Expenditures
    Maintenance                     28.5         31.7        25.0         25.0        25.0          35.0
    Expansion                        0.0         23.7        83.6         75.6        53.1          10.9
                                    ----         ----       -----        -----        ----          ----
      Total                        $28.5        $54.8      $108.6       $100.6       $78.1         $45.9

___________________________
(1)   Includes add-back of Trump Realty lease expense and Trump management fee.


____________________________________________________________________________ DLJ
                                                    DONALDSON, LUFKIN & JENRETTE

PROJECT WONDER
--------------------------------------------------------------------------------



TOM EXPANSION PLAN
($ in millions)

                                                                  ESTIMATED
                                                                     COST
                                                                --------------
          Phase I (1996-1997)      Conversion of entertainment       $53
                                   arena into 60,000 sq. ft. of
                                   casino space

                                   New entertainment area built        8
                                   on steel pier

          Phase II (1997-1998)     2,200 car parking garage           26

          Phase III (1998-1999)    Two 640 room hotel towers         160
                                                                     ---
                                   Total cost                       $247
                                                                     ===

____________________________________________________________________________ DLJ
                                                    DONALDSON, LUFKIN & JENRETTE

PROJECT WONDER
--------------------------------------------------------------------------------




                        PROFILE OF THE COMBINED COMPANY



____________________________________________________________________________ DJL
                                                    DONALDSON, LUFKIN & JENRETTE

PROJECT WONDER
--------------------------------------------------------------------------------


SUMMARY OF CONSOLIDATED SYNERGIES
($ in millions)


                                                                  FYE DECEMBER 31,
                                                     ----------------------------------------------
                                                          1996            1997            1998
                                                     --------------  --------------  --------------
Position / Department Rationalization:
   Senior Positions Eliminated.......................                     $1.3            $1.3
   Department Reductions.............................                      5.6             5.6
Operational Cost Savings:
   Purchasing Discounts (4% on $160 million).........                      6.4             6.4
Mail Volume Discounts................................                      1.0             1.0
   Combining Laundry Facilities......................                      1.5             1.5
   Combining In-House Litigation Services............                      1.0             1.0
   Combining Health Insurance Coverage...............                      1.0             1.0
   Other Operational Savings.........................                      0.5             0.5
Combining Reservations Department....................                        --            1.3
Other Efficiencies...................................                        --            1.0
                                                                          -----           ----
   TOTAL.............................................     $9.0            $18.3          $20.6
                                                           ===             ====           ====

____________________________________________________________________________ DLJ
                                                    DONALDSON, LUFKIN & JENRETTE

PROJECT WONDER
--------------------------------------------------------------------------------

PRO FORMA COMBINED FINANCIAL SUMMARY/(1)/
($ in millions)







______________________________________

(1)  Assumes $20.00 Wonder stock Price.


____________________________________________________________________________ DLJ
                                                    DONALDSON, LUFKIN & JENRETTE

PROJECT WONDER
--------------------------------------------------------------------------------

                                                FISCAL YEAR ENDING DECEMBER 31,
                                             -------------------------------------
                                              ESTIMATED              PROJECTED
                                                             ---------------------
                                              PF 1995/(2)/      1996       1997
                                            ---------------  ---------- ----------
TOM
---
Revenues..................................     $559.6          $583.4      $612.5
EBITDA....................................      138.2           161.0       175.4
EBIT......................................       94.3           112.8       140.1

WONDER/(3)//(4)/
-------
Revenues..................................     $333.2          $620.4      $724.5
EBITDA....................................       72.4           140.8       168.2
EBIT......................................       55.4           113.7       140.1
Net Income................................      (14.4)           28.9        43.7
EPS/(5)/..................................      (0.86)           1.72        2.60

PRO FORMA COMBINED (EXCLUDES
----------------------------
SYNERGIES AND TOM EXPANSION)
----------------------------
Revenues..................................     $892.8        $1,203.8    $1,337.0
EBITDA....................................      210.6           301.8       343.6
EBIT......................................      142.7           209.5       273.2
Net Income................................      (24.9)           35.4        66.2
EPS/(3)/..................................      (0.95)           1.34        2.51

_________________________

(2) 1995 pro forma for add-back of the Trump management fee and Trump Realty lease payment.
(3) 1995 results pro forma for current capital structure, tax rate and G&A expenses.
(4)   Excludes pre-opening expenses.
(5) Reported 1995 EPS will be approximately ($0.20) per share representing the period from June 7 through December 31, 1995.


____________________________________________________________________________ DLJ
                                                    DONALDSON, LUFKIN & JENRETTE

PROJECT WONDER
--------------------------------------------------------------------------------


ACCRETION/DILUTION ANALYSIS/(1)/

                                           FISCAL YEAR ENDING DECEMBER 31,
                                          ---------------------------------
                                          ESTIMATED         PROJECTED
                                                     ----------------------
                                           PF 1995      1996        1997
                                          ---------  ----------  ----------
EARNINGS PER SHARE:
-------------------
Wonder Stand-Alone EPS/(2)/ /(3)/.......   ($0.86)      $1.72       $2.60

Pro Forma Combined EPS:
  Unadjusted............................   ($0.95)      $1.34       $2.51
  Accretion (Dilution)..................   (10.1)%     (21.9)%      (3.4)%

  Adjusted For Synergies/(4)/...........   ($0.60)     $1.54        $2.92
  Accretion (Dilution)..................     29.7%     (10.4)%      12.2%

  Adjusted For Tom Expansion............       NM         NM        $3.03
  Accretion (Dilution)..................       NM         NM        16.3%

  Adj. For Synergies/(4)/ and Tom
  Expansion.............................       NM         NM        $3.43
  Accretion (Dilution)..................       NM         NM        31.9%

______________________________________

(1)  Assumes $20.00 Wonder stock price.  Excludes effect of Trump warrants.
(2) 1995 results pro forma for current capital structure, tax rate and G&A expenses.
(3)  Excludes pre-opening expenses.
(4) Assumes $9.0 million of synergies for FY 1995 and FY 1996 and $18.3 million for FY 1997.


____________________________________________________________________________ DLJ
                                                    DONALDSON, LUFKIN & JENRETTE

PROJECT WONDER
--------------------------------------------------------------------------------

EPS ACCRETION/DILUTION - SENSITIVITY ANALYSIS/(1)/

                                                           PROJECTED
                                                 -----------------------------
                                                     1996            1997
                                                 -------------   -------------
          10% EPS REDUCTION:
          -----------------
          Wonder Stand-Alone EPS ..............     $1.55           $2.34
          Pro Forma Combined EPS:
            Unadjusted.........................     $1.23           $2.35
            Accretion (Dilution)...............     (20.3)%          0.1%
            Adjusted For Synergies/(2)/........     $1.43           $2.75
            Accretion (Dilution)...............      (7.5)%         17.5%
            Adjusted For Tom Expansion.........        NM           $2.86
            Accretion (Dilution)...............        NM           22.1%
            Adj. For Synergies/(2)/ and Tom
             Expansion.........................        NM           $3.27
            Accretion (Dilution)...............        NM           39.4%

________________________________________

(1)   Assumes $20.00 Wonder stock price.  Excludes effect of Trump warrants.
(2)   Assumes $9.0 million of synergies for FY 1996 and $18.3 million for FY
      1997.


____________________________________________________________________________ DLJ
                                                    DONALDSON, LUFKIN & JENRETTE

PROJECT WONDER
--------------------------------------------------------------------------------

          25% EPS REDUCTION:
          -----------------
          Wonder Stand-Alone EPS.......................   $1.29     $1.95
          Pro Forma Combined EPS:
            Unadjusted.................................   $1.07     $2.09
            Accretion (Dilution).......................  (17.1)%     7.3%
            Adjusted For Synergies/(2)/................   $1.27     $2.50
            Accretion (Dilution).......................   (1.7)%    28.1%
            Adjusted For Tom Expansion.................      NM     $2.61
            Accretion (Dilution).......................      NM     33.6%
            Adj. For Synergies/(2)/ and Tom............      NM     $3.01
             Expansion
            Accretion (Dilution).......................      NM     54.4%


____________________________________________________________________________ DLJ
                                                    DONALDSON, LUFKIN & JENRETTE

PROJECT WONDER
--------------------------------------------------------------------------------


CONSIDERATIONS

     .  Size of equity offering

     .  Class A Option: stock vs. cash

     .  Lock-ups

     .  Collar

     .  Absence of definitive agreements

____________________________________________________________________________ DLJ
                                                    DONALDSON, LUFKIN & JENRETTE